UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

AMERICAN NATIONAL BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-12820 (Commission File Number)	54-1284688 (I.R.S. Employer Identification No.)

628 Main Street, Danville, Virginia 24541

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 792-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AMNB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2021, American National Bankshares Inc. (“American National”) completed its previously announced merger (the “Merger”) with Atlantic Union Bankshares Corporation (“Atlantic Union”), pursuant to the Agreement and Plan of Merger, dated as of July 24, 2023 (the “Merger Agreement”), by and between Atlantic Union and American National. At the effective time of the Merger (the “Effective Time”), American National merged with and into Atlantic Union, with Atlantic Union continuing as the surviving corporation. Immediately following the Merger, American National Bank and Trust Company, American National’s wholly owned subsidiary bank, merged with and into Atlantic Union Bank, Atlantic Union’s wholly owned subsidiary bank, with Atlantic Union Bank continuing as the surviving bank.

At the Effective Time, under the terms of the Merger Agreement, each share of common stock of American National (the “American National Common Stock”), excluding certain specified shares owned by Atlantic Union or American National, that was issued and outstanding immediately prior to the Effective Time, was converted into the right to receive 1.35 shares of common stock of Atlantic Union (the “Atlantic Union Common Stock”), with cash paid in lieu of fractional shares. At the Effective Time, each unvested restricted stock award of American National was deemed to be fully vested and was cancelled and converted automatically into the right to receive 1.35 shares of Atlantic Union Common Stock in respect of each share of American National Common Stock underlying such award.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by American National with the Securities and Exchange Commission (the “SEC”) on July 25, 2023 and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, American National no longer fulfills the listing requirements of the Nasdaq Global Select Market (“Nasdaq”). On March 31, 2024, American National notified Nasdaq that the transactions contemplated by the Merger Agreement were expected to close on April 1, 2024. American National requested that Nasdaq (i) suspend trading in shares of American National Common Stock before the opening of trading on April 1, 2024 and (ii) file with the SEC a notification of delisting of American National Common Stock on Form 25 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, American National Common Stock is no longer listed on Nasdaq.

Atlantic Union, as successor to American National, intends to file with the SEC certifications on Form 15 under the Exchange Act to deregister American National Common Stock under Section 12(g) of the Exchange Act and suspend American National’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as possible.

The information set forth under Item 2.01 of this Current Report on 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, each share of American National Common Stock, excluding certain specified shares owned by Atlantic Union or American National, that was issued and outstanding immediately prior to the Effective Time, was converted into the right to receive 1.35 shares of Atlantic Union Common Stock.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On April 1, 2024, American National was merged with and into Atlantic Union pursuant to the Merger Agreement, with Atlantic Union surviving the Merger.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

In connection with the Merger, all of American National’s directors ceased serving on the American National board of directors as of the Effective Time, and on April 1, 2024, in connection with the Merger and pursuant to the Merger Agreement, two former directors of American National were appointed by the board of directors of Atlantic Union to serve as directors of Atlantic Union: Nancy Howell Agee and Joel R. Shepherd. As of the Effective Time, all of American National’s executive officers ceased serving as executive officers of American National.

Separation Agreements

In connection with the Merger, on April 1, 2024, American National and American National Bank and Trust Company (“AMNB Bank”) entered into a separation agreement with Jeffrey Haley, President and Chief Executive Officer of American National. which provided for termination of Mr. Haley’s employment with American National and American National Bank at the Effective Time and in connection with the termination of his employment, that Mr. Haley will receive the change in control severance benefits described in his employment agreement, as described below, as well as the title to the Company-provided automobile that was made available to Mr. Haley immediately prior to April 1, 2024, subject to Mr. Haley’s execution and nonrevocation of a general release of claims.

Under the terms of Mr. Haley’s employment agreement between American National, AMNB Bank, and Mr. Haley, if a “change in control” occurs and Mr. Haley’s employment is terminated by him for “good reason” or by American National due to its failure to renew such agreement or without “cause” (as those terms are defined in Mr. Haley’s employment agreement), in each case within 24 months following the change in control, Mr. Haley is entitled to receive, subject to his execution and non-revocation of a general release of claims, a lump sum payment equal to the sum of: (i) any earned but unpaid incentive or bonus compensation with respect to any completed calendar year; (ii) a pro-rated cash bonus amount based on his prior year’s cash bonus amount; (iii) any other benefits or awards which, under the terms of any plans, policies or programs of American National, have been earned or become payable but which have not been paid; and (iv) an amount equal to either (a) 2.99 times Mr. Haley’s “total annual compensation” (as such term is defined in his employment agreement) or (b) if his employment terminates between his 65th birthday and the date he attains his U.S. Social Security Administration normal retirement age, the product of (1) his total annual compensation divided by 12 times (2) the number of months remaining between the date of termination and the date he attains his Social Security normal retirement age.

In connection with the Merger, on April 1, 2024, American National and AMNB Bank also entered into separation agreements with each of Jeffrey Farrar and Alexander Jung. Such separation agreements provided for termination of each executive officer’s employment with American National and American National Bank, as applicable, at the Effective Time, and in connection with the termination of his employment, that each executive officer will receive the change in control severance benefits contained in their respective employment agreements and as described below; provided that each executes, and does not revoke, a general release of claims. The termination and change in control provisions of the employment agreements between American National, AMNB Bank and Mr. Farrar, and between AMNB Bank and Mr. Jung are substantially the same as the corresponding provisions of Mr. Haley’s employment agreement, except the amount described in item (iv) in the preceding paragraph is determined as follows: (i) the executive officer’s “total annual compensation” (as such term is defined in the applicable employment agreement) divided by 12 times (ii) the lesser of 24 or the number of months remaining between the date of termination and the date the executive officer attains his Social Security normal retirement age.

The foregoing description of the separation agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the applicable separation agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon completion of the Merger, the separate corporate existence of American National ceased. The Amended and Restated Articles of Incorporation of Atlantic Union, as in effect immediately before the completion of the Merger, and the Amended and Restated Bylaws of Atlantic Union, as in effect immediately before the completion of the Merger, became the articles of incorporation and bylaws, respectively, of the surviving corporation. Consequently, the articles of incorporation and bylaws of American National ceased to be in effect upon completion of the Merger. A copy of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of Atlantic Union are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2023, by and between Atlantic Union Bankshares Corporation and American National Bankshares Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by American National Bankshares Inc. on July 25, 2023)
3.1	Amended and Restated Articles of Incorporation of Atlantic Union Bankshares Corporation, effective May 7, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Atlantic Union Bankshares Corporation on May 7, 2020)
3.2	Amended and Restated Bylaws of Atlantic Union Bankshares Corporation, effective as of December 6, 2023 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Atlantic Union Bankshares Corporation on December 8, 2023)

10.1	Separation and Release Agreement, dated as of April 1, 2024, by and among Jeffrey Haley, American National Bankshares Inc., and American National Bank and Trust Company
10.2	Separation and Release Agreement, dated as of April 1, 2024, by and among Jeffrey Farrar, American National Bankshares Inc., and American National Bank and Trust Company
10.3	Separation and Release Agreement, dated as of April 1, 2024, by and between Alexander Jung and American National Bank and Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. American National agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Union Bankshares Corporation (as successor-by-merger to American National Bankshares Inc.)

Date: April 1, 2024	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and Chief Financial Officer